Exhibit 10.14

CONFIDENTIAL TREATEMENT REQUESTED CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHGANGE COMMISSION

AMENDMENT NO. 1
Dated as of May 25, 2011

to

EUR 75,000,000
REVOLVING CREDIT AGREEMENT
Dated as of November 23, 2010

among

SUNPOWER CORPORATION
as Parent

and

SUNPOWER CORPORATION MALTA HOLDINGS LIMITED
as Borrower
and

SOCIÉTÉ GÉNÉRALE, MILAN BRANCH
as Lender

This Amendment No. 1 to the Revolving Credit Agreement (this “Amendment”) is dated as of May 25, 2011 and entered into among SUNPOWER CORPORATION, a Delaware Corporation (the “Parent”), SUNPOWER CORPORATION MALTA HOLDINGS LIMITED, a limited liability company registered under the laws of Malta (registration number C41439) with registered office at Suite 1, Level 2, Forni Complex, Valletta Waterfront, Pinto Wharf, Floriana FRN 1913, Malta (the “Borrower”) and Société Générale, Milan Branch, a company incorporated as a société anonyme under the laws of France, having its registered office at Boulevard Haussmann 29, 75009 Paris, with a fully paid-up corporate capital of EUR 933,027,038.75 (nine hundred and thirty-three million twenty-seven thousand and thirty-eight/75), which acts for the purposes hereof through its Italian branch, whose offices are located in Via Olona 2, Milan, tax code and registration number at the Companies Registry of Milan No. 80112150158, enrolled in the register of the banks held by Bank of Italy under No. 4858 as lender (the “Lender”), and is made with reference to that certain Revolving Credit Agreement dated as of November 23, 2010 among the Parent, the Borrower and the Lender (as amended, restated, amended and restated, supplemented and/or otherwise modified prior to the date hereof, the “Credit Agreement”).

Whereas, the Parent, the Borrower and the Lender are party to the Credit Agreement and are entering into this Amendment to amend the Credit Agreement in accordance with Section 7.01 thereof.

Now, therefore, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

1	Amendments

1.1	Section 1.01 is hereby amended by adding the following terms in the proper alphabetical order:

“CEDA Bond Documentation” means that certain Loan Agreement, dated as of December 1, 2010, by and between the California Enterprise Development Authority (the “CEDA Issuer”) and the Parent, as such agreement may be amended, restated, modified and supplemented from time to time pursuant to any bond conversion documentation or otherwise (the “CEDA Loan Agreement”), pursuant to which the CEDA Issuer issued up to $30,000,000 in aggregate principal amount of Recovery Zone Facility Revenue Bonds (SunPower Corporation - Headquarters Project) Series 2010 (the “CEDA Bonds”), as evidenced by a Note dated December 29, 2010, made by the Parent in favor of the CEDA Issuer and assigned by the CEDA Issuer to the Trustee with respect to the CEDA Bonds, the direct-pay irrevocable letter of credit issued by Barclays Bank PLC (“Barclays”), in the amount of $30,374,794.52, in favor of the trustee with respect to the CEDA bonds, and the Reimbursement Agreement, dated as of December 1, 2010, between the Parent and Barclays.

“EONIA” means the Euro Overnight Index Average.

“IFC Guarantee Agreement” means that certain Guarantee Agreement dated as of May 6, 2010 among, inter alia, the Parent and International Financial Corporation, as such agreement may be amended or restated from time to time.

“Total” means Total S.A., a société anonyme organized under the laws of the Republic of France, and its Affiliates.

“Total Acquisition” means the acquisition by Total of more than 50% of the Parent’s issued and outstanding class A common stock and class B common stock.

1.2	The definition of “Applicable Margin” in Section 1.01 is hereby amended by deleting it in its entirety and replacing it with the following:

“Applicable Margin” means a per annum rate equal to (a) 3.25% for any Advance or portion of any Advance outstanding before May 26, 2011, and (b) 2.70% for any Advance or portion of any Advance outstanding on May 26, 2011 or thereafter.

1.3	The definition of “Change of Control” in Section 1.01 is hereby amended by deleting it in its entirety and replacing it with the following:

“Change of Control” means the occurrence of any of the following, in a series of one or more transactions: (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) of Capital Stock of the Parent representing more than 50% of the aggregate Voting Stock of the Parent, other than any such acquisition by Total pursuant to the Total Acquisition, (ii) the Parent shall fail to own, directly or indirectly, beneficially and of record, shares representing more than 50% of the aggregate Voting Stock of the Borrower at any point in time, (iii) during any period of up to six (6) consecutive months, commencing on or after the date of this Agreement, a majority of the members of the board of directors of the Borrower shall not be Continuing Directors or (iv) following the successful completion of the Total Acquisition, Total ceases to own directly or indirectly 50% or more of the common stock of any Loan Party.

1.4	The definition of “Maturity Date” in Section 1.01 is hereby amended by deleting the reference to “May 23, 2011” and replacing it with “November 23, 2011”.

1.5	The definition of “Termination Date” in Section 1.01 is hereby amended by deleting reference to “April 23, 2011” and replacing it with “October 23, 2011”.

1.6	Section 2.05(a) is hereby amended by deleting it in its entirety and replacing it with the following:

“(a)  Scheduled Interest.  The Borrower shall pay interest on the unpaid principal amount of each Advance owing to the Lender from the date of such Advance until such principal amount shall be paid in full, at a rate per annum equal at all times during each Interest Period to the sum of (x) EURIBOR for such Interest Period plus (y) the Applicable Margin in effect from time to time plus (z) Mandatory Costs, if any, payable in arrears on the last day of such Interest Period and on the date such Advance shall be paid in full provided that:

(i)
for the period from and including May 23, 2011 to and including May 25, 2011, interest shall be calculated at a rate per annum equal to the sum of (x) EONIA for each day during this period plus (y) the Applicable Margin plus (z) Mandatory Costs, if any, and shall be payable on the date of execution of this Amendment; and

(ii)	for the period from and including May 26, 2011 to and including June 22, 2011, interest shall be calculated at a rate per annum equal to sum of (x) the

Reference Banks rate for such period plus (y) the Applicable Margin plus (z) Mandatory Costs, if any, and shall be payable on June 23, 2011.”

1.7	A new Section 2.08(c) shall be added as follows:

“(c) If for any reason, the Total Acquisition does not complete successfully by July 20, 2011, the Borrower shall, within five (5) Business Days of such date, make a mandatory prepayment in respect of the Advances in an amount equal to the full amount of the Advances then outstanding at which time the Commitment shall terminate.”

1.8	Section 2.13 is hereby amended by deleting it in its entirety and replacing it with the following:

“SECTION 2.13.  Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for working capital and other general corporate purposes of the Borrower and its Subsidiaries.”

1.9	A new Section 2.14 shall be added as follows:

“SECTION 2.14.  Increase in Commitments.  The Loan Parties and the Lender hereby acknowledge and agree that following the successful completion of the Total Acquisition, a bank or financial institution acceptable to the Loan Parties and the Lender may provide additional commitments hereunder up to a total amount equal to EUR 25,000,000 provided that any such increase in the Commitment shall be subject to (i) the making of appropriate amendments to the Loan Documents to effect any such increase and the participation of another lender, all in form and substance satisfactory to the Loan Parties and the Lender, (ii) the representations and warranties contained in Section 4.01 being correct on and as of such date and (iii) a confirmation from the Loan Parties that no event has occurred and is continuing as of such date that constitutes a Default. For the avoidance of doubt, nothing contained in this Agreement shall be deemed to imply a willingness on the part of SG to increase or extend its Commitment or provide any further financing hereunder.”

1.10	A new Section 5.01(l) shall be added as follows:

“(l) Bank Account.  As soon as practicable (and in any event no later than June 10, 2011), the Borrower will open and cause to be maintained a new bank account with the Lender for the purposes of administering payments due under this Agreement. The parties hereby agree that (i) any Advances made by the Lender under this Agreement shall be credited to such account, and (ii) such account shall be charged by the Lender for the payment or repayment of any principal, interest, fees and expenses due to the Lender under the terms of the Loan Documents.”

1.11	A new Section 5.02(b)(xix) shall be added as follows:

“(xix) Debt of any Loan Party or Subsidiary pursuant to the CEDA Bond Documentation in an aggregate principal amount not to exceed US$33,000,000.”

1.12	Section 5.03(a) is hereby amended by deleting such section in its entirety and replacing it with the following:

“(a) At all times maintain on a consolidated basis unrestricted cash and cash equivalents in an aggregate amount not less than US$125,000,000.”

1.13	Section 5.03(d) is hereby amended by deleting the words ‘”from and after the fourth fiscal quarter of 2010”.

1.14	Section 5.03(e) is hereby amended by deleting such section in its entirety.

1.15	Section 6.01(n) is hereby amended by deleting such section in its entirety and replacing it with the following:

“The Parent shall fail to perform or observe any term, covenant or agreement in the IFC Guarantee Agreement, the L/C Facility Agreement, the Union Bank Credit Agreement or the CEDA Bonds Documentation, or (ii) a default or event of default shall have occurred and be continuing under the IFC Guarantee Agreement, the L/C Facility Agreement, the Union Bank Credit Agreement or the CEDA Bonds Documentation”.

1.16	Schedule 3.01 is hereby amended by deleting such schedule in its entirety and replacing it with the new Schedule 3.01 appended hereto.

1.17	Schedule 4.02(f) is hereby amended by deleting such schedule in its entirety and replacing it with the new Schedule 4.02(f) appended hereto.

1.18	Schedule 5.02(a) is hereby amended by deleting such schedule in its entirety and replacing it with the new Schedule 5.02(a) appended hereto.

2	Arrangement Fee

The Borrower shall pay to the Lender on the date hereof an arrangement fee in the amount of EUR 375,000 (the “Arrangement Fee”). For the avoidance of doubt, the Arrangement Fee shall be for the sole account of the Lender in consideration for its agreement to this Amendment.

3	Effectiveness

This Amendment shall become effective as of May 25, 2011 (the “Amendment No. 1 Effective Date”), provided that the Lender shall have received a copy of this Amendment executed and delivered by the Parent, the Borrower and the Lender, and each of the following conditions precedent shall have been satisfied on or before such date:

(a)	There shall have occurred no Material Adverse Change since January 2, 2011;

(b)
There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of the Borrower’s Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any of the Loan Documents or the consummation of the transactions contemplated hereby;

(c)
All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lender that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby;

(d)	The following statements shall be true and the Lender shall have received a certificate signed by a duly authorized officer of each Loan Party, dated the Effective Date, stating that:

(i)	The representations and warranties contained in Section 4.01 of the Credit Agreement (as amended by this Amendment) are correct on and as of the Amendment No. 1 Effective Date, and

(ii)	No event has occurred and is continuing that constitutes a Default;

(e)	The Lender shall have received on or before the Amendment No. 1 Effective Date the following, each dated such date, in form and substance satisfactory to the Lender:

(i)
Certified copies of the (A) resolutions of the Board of Directors (or an authorized committee thereof) of each Loan Party approving the terms of, and authorizing entry into the this Amendment, (B) resolutions of the shareholders of the Borrower approving the terms of and authorizing entry into this Amendment, (C) the Constituent Documents of each Loan Party as in effect on the date the resolutions specified in clause (A) were adopted and (D) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the this Amendment, and a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the absence of any change or amendment to the Constituent Documents of such Loan Party since the date the resolutions specified in clause (A) were adopted;

(ii)
A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying that (A) the names and true signatures of the officers of such Loan Party authorized to sign the this Amendment and the other documents to which it is a party to be delivered by it hereunder, and (B) the documents listed in this Section 3 are correct, complete and in full force and effect and have not been amended or superseded as of the date of the certificate;

(iii)	A Compliance Certificate from the Parent signed by the Chief Financial Officer or Secretary of the Parent; and

(iv)
A favorable opinion of (A) Jones Day, New York counsel for the Loan Parties and (B) Mamo TCV Advocates, Maltese counsel to the Loan Parties, each in a form and substance satisfactory to the Lender; and

(f)	The Borrower shall have paid the Arrangement Fee and all other accrued fees, costs and expenses of the Lender (including the accrued fees and expenses of counsel to the Lender).

4	Reaffirmation of Guaranty

The Parent consents in all respects to the execution by the Borrower of this Amendment and acknowledges and confirms that the Guaranty, pursuant to which it guarantees the full payment and performance of the obligations of the Borrower under the Credit Agreement as amended by this Amendment, remains in full force and effect in accordance with its terms and any reference to the “Credit Agreement” in the Guaranty shall be deemed to be a reference to the Credit Agreement as hereby amended.

5	Defined Terms; Interpretation; Etc.

The Credit Agreement and this Amendment shall henceforth be read and construed together as one agreement and the Credit Agreement shall be modified accordingly.  Save as expressly provided herein, the Credit Agreement and each other Loan Document shall remain in full force and effect.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.  This Amendment shall be a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.  Section and subsection references in this Amendment (other than in the headings) shall refer to sections and subsections in the Credit Agreement unless otherwise indicated.

6	Counterparts

This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A facsimile or other electronically transmitted copy of this Amendment shall have the same force and effect as delivery of an original copy.

7	Governing Law, Submission to Jurisdiction and Service of Process

The provisions contained in the Credit Agreement, insofar as they relate to governing law, the submission by the Borrower and the Parent to the courts specified therein and appointment of an agent for the receipt of service of process shall apply to this Amendment mutatis mutandis as if they were incorporated herein.

[Remainder of page intentionally left blank.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed on the day and year first above written.

SUNPOWER CORPORATION

/s/ Dennis Arriola

	By	Dennis Arriola
	Title:	EVP & CFO

SUNPOWER CORPORATION MALTA HOLDINGS LIMITED

/s/ Dennis Arriola

	By	Dennis Arriola
	Title:	Director

Lender

/s/ Leonardo Pecciarini

Lending Office	SOCIÉTÉ GÉNÉRALE, MILAN BRANCH

	By	Leonardo Pecciarini
	Title:	Attorney

Signature Page - Amendment No. 1

SCHEDULE 3.01

CORPORATE ORGANIZATIONAL STRUCTURE

SunPower Corporation 380-8702
SunPower Corporation Political Action Committee
Woongjin Energy Co Ltd (minority interest JV)
SunPower Development Company 465-9306
SunPower North America, LLC 399-1321
Pluto Acquisition Company, LLC 421-4271
SunPower Foundation C3151134
Whippletree Solar LLC 469-6326
Swingletree Operations LLC 469-9380
GP (90%)
SunPower Corporation, Systems 428-0403
Tilt Solar LLC 20071451007
Solar Star California VII, LLC 454-5764
GP (10%)
SunPower Bermuda Holdings
Solar Star California XII, LLC 457-1149
See Separate Listing of Special Purpose Entities (SPEs) on Page 2
Solar Star New Jersey IV, LLC 461.6914
52,102,535 class A shares
1,500,000 class B shares
129,700 class C shares
SunPower Systems SARL
Solar Star YC, LLC 415-4079
1 class A share
SunPower Corporation Malta Holdings Limited
Solar Star Arizona I, LLC 462-1011
Sunpower GmbH
2 class B shares
SunPower Technology Ltd
1,998 class A shares
SPWR Solar Energeiaki Hellas Single Member EPE
SunPower Solar Malaysia SBD. BHD.
See Separate Listing of SunPower Malta Holdings Limited and Subsidiaries on Page 4
SunPower Corporation (Switzerland) SARL
SunPower Italia Srl
Helios Solar Star A-2 Company
SunPower Japan KK
SunPower Philippines Ltd – Regional Operating Headquarters (ROHQ)
SunPower Energy Systems Korea
SunPower Energy Systems Canada Corporation
AUO SunPower Sdn. Bhd. (50% interest JV)
SPWR Energias Renovaveis Unipessoal Limitada
SunPower Solar Singapore Pte Ltd
SunPower Philippines Manufacturing Ltd
SunPower Energy Systems Spain, SL
SPML LAND, Inc
SunPower Corporation Australia Pty Ltd
SunPower Systems Belgium SPRL
First Philec Solar Corporation (minority interest JV)
Uterne Power Plant Pty Ltd

SunPower Corporation, Systems
Solar Star Texas I, LLC
497-2751
Solar Star Texas II, LLC
497-2754
Solar Star Texas III, LLC
497-2755
Solar Star Texas IV, LLC
497-2756
Solar Star Texas V, LLC
497-2757
Solar Star Texas VI, LLC
497-2760
Solar Star Texas VII, LLC
497-2761
Solar Star Texas VIII, LLC
497-2762
Solar Star Texas IX, LLC
497-2765

SunPower Malta Limited
Israeli SPVs
See Separate Listing of Israeli Special Purpose Vehicles (SPVs) on Page 6
Italian SPVs
See Separate Listing of Italian Special Purpose Vehicles (SPVs) on Page 7
Greek SPVs
Maltese Registered Holding Companies
Hemathia Successful Anonymi Energeiaki Etaireia
30%
Hemethia Successful Limited
70%
Aetolia Energy Site Anonymi Energeiaki Etaireia
30%
Aetolia Energy Site Malta Limited
70%
Almyros Energy Solution Anonymi Energeiaki Etaireia
30%
Almyros Energy Solution Malta Limited
70%
Ray of Success Anonymi Energeiaki Etaireia
30%
Ray of Success Malta Limited
70%
Photovoltaica Parka Voreiou Ellados Anonymi Etaireia (AlexSun1 S.A.)
17%
AlexSun 1 Malta Limited
83%
Iliaka Parka Voreiou Ellados Anonymi Etaireia (AlexSun2 S.A.)
17%
AlexSun2 Malta Limited
8%
Photovotaica Parka Veroia Anonymi Etaireia
Photovoltaic Park Malta Limited
100%
Kozani Energy Anonymi Energeiaki Etaireia
Kozani Energy Malta Limited
100%

SunPower Malta Limited
Italian SPVs
Croce del Sud PV S.r.l.
Orione PV S.r.l.
Orsa Minore PV S.r.l.
Bilancia PV S.r.l.
Leon Solar PV S.r.l.
Panormus S.r.l.
Trinacria Energia Rinnovabile S.r.l.
Zeronovantuno Energia S.r.l.
Virgo Energia S.r.l.
Fenice PV S.r.l.
Delfino Energia S.r.l.
Lira PV S.r.l.
Cikka Solar S.r.l.
Emma Tra Energia S.r.l.
CeDiCe S.r.l.
Porthos PV S.r.l.
Jackomelli Energia S.r.l.
Ghadira Solar S.r.l.
Floriana Energia S.r.l.
Stromboli Solar S.r.l.
Altair Energia S.r.l.
Antares PV S.r.l.
Auriga Energia S.r.l.
Casso Energia PV S.r.l.
Castore Energia S.r.l.
Marte PV S.r.l.
Megara Rinnovabile S.r.l.
Galatea Solar S.r.l.
Calliope PV S.r.l.
Sagittario Energia S.r.l.
Gemini Sun S.r.l.
Mercurio PV S.r.l.
Nettuno PV S.r.l.
Plutone PV Srl S.r.l.
Sirio PV S.r.l.
Vega PV S.r.l.
Venere PV S.r.l.

SCHEDULE 4.02(F)

EXISTING LITIGATION

1.
In November 2009, the Audit Committee of the Board of Directors of Parent (the “Audit Committee”) initiated an independent investigation regarding certain unsubstantiated accounting entries. The Audit Committee announced the results of its investigation in March 2010. For information regarding the Audit Committee's investigation, a description of the control deficiencies identified by management as a result of the investigation as well as subsequent remediation, see Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8: Financial Statements and Supplementary Data in Parent's Annual Report on Form 10-K for the year ended January 3, 2010, and Item 9A: Controls and Procedures in Parent's Annual Reports on Form 10-K for the year ended January 3, 2010 and for the year ended January 2, 2011.

2.
Three securities class action lawsuits were filed against the Parent and certain of its current and former officers and directors in the United States District Court for the Northern District of California on behalf of a class consisting of those who acquired the Parent’s securities from April 17, 2008 through November 16, 2009. The cases were consolidated as Plichta v. SunPower Corp. et al., Case No. CV-09-5473-RS (N.D. Cal.), and lead plaintiffs and lead counsel were appointed on March 5, 2010. Lead plaintiffs filed a consolidated complaint on May 28, 2010. The actions arise from the Parent’s Audit Committee's investigation announcement on November 16, 2009 regarding certain unsubstantiated accounting entries. The consolidated complaint alleges that the defendants made material misstatements and omissions concerning the Parent’s financial results for 2008 and 2009, seeks an unspecified amount of damages, and alleges violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Sections 11 and 15 of the Securities Act of 1933. The Parent believes it has meritorious defenses to these allegations and will vigorously defend itself in these matters. The court held a hearing on the defendants' motions to dismiss the consolidated complaint on November 4, 2010. The court dismissed the consolidated complaint with leave to amend on March 1, 2011. An amended complaint was filed on April 18, 2011.  Parent's management currently believes that the ultimate outcome of the lawsuits will not have a Material Adverse Effect.

3.
Derivative actions purporting to be brought on the Parent’s behalf have also been filed in state and federal courts against several of the Parent’s current and former officers and directors based on the same events alleged in the securities class action lawsuits described above. The California state derivative cases were consolidated as In re SunPower Corp. S'holder Derivative Litig., Lead Case No. 1-09-CV-158522 (Santa Clara Sup. Ct.), and co-lead counsel for plaintiffs have been appointed. The complaints assert state-law claims for breach of fiduciary duty, abuse of control, unjust enrichment, gross mismanagement, and waste of corporate assets. Plaintiffs are scheduled to file a consolidated complaint after entry of an order deciding defendants' motion to dismiss the amended class action complaint. The federal derivative complaints were consolidated as In re SunPower Corp. S'holder Derivative Litig., Master File No. CV-09-05731-RS (N.D. Cal.), and lead plaintiffs and co-lead counsel were appointed on January 4, 2010. The complaints assert state-law claims for breach of fiduciary duty, waste of corporate assets, and unjust enrichment, and seek an unspecified amount of damages. Plaintiffs filed a consolidated complaint on May 13, 2011. The Parent intends to oppose the derivative plaintiffs' efforts to pursue this litigation on the Parent’s behalf.  Parent's management currently believes that the ultimate outcome of the lawsuits will not have a Material Adverse Effect.

***

SCHEDULE 5.02(A)

EXISTING LIENS

1.
Liens on deposit account number *** maintained in the name of Parent with Wells Fargo Bank, N.A., investment account number *** maintained in the name of Parent with Wells Fargo Bank, N.A., and multi-currency account numbers *** and *** maintained in the name of Parent with Wells Fargo Bank, N.A.’s Cayman Islands branch, securing the Wells Fargo Indebtedness (as defined in Schedule 5.02(b)).

2.	Liens in connection with the CEDA Bond Documentation.

***

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.